EXHIBIT 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partnership interests of Rhino Resource Partners LP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: April 25, 2017

WESTON ENERGY LLC

By:	/s/ W. Howard Keenan, Jr.
W. Howard Keenan, Jr., Manager

YORKTOWN ENERGY PARTNERS XI, L.P.

By:	Yorktown XI Company LP,
Its General Partner

By:	Yorktown XI Associates LLC,
Its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name: W. Howard Keenan, Jr.
Title: Managing Member

YORKTOWN XI COMPANY LP

By:	Yorktown XI Associates LLC,
Its General Partner

By:	/s/ W. Howard Keenan, Jr.
Name: W. Howard Keenan, Jr.
Title: Managing Member

YORKTOWN XI ASSOCIATES LLC

By:	/s/ W. Howard Keenan, Jr.
Name: W. Howard Keenan, Jr.
Title: Managing Member